UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 22, 2009

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	733-1084375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

204 Edison Way Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 858-3750

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐      Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

Item 1.01	Entry into Material Definitive Agreement

Item 7.01	Other Events

Item 9.01	Exhibits

SIGNATURES

EXHIBIT INDEX

EX. 99.1:	Contract dated May 22, 2009 with the Office of Naval Research

EX. 99.2:	Press release entitled “Office of Naval Research awards Altair Nanotechnologies $3.8M contract for second phase of groundbreaking shipboard UPS system.”

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Item 1.01    Entry into Material Definitive Agreement

On May 22, 2009, Altair Nanotechnologies Inc. (the "Company") signed a contract with the Office of Naval Research (“ONR”) for $3,802,380 for the further development of battery backup power systems in naval applications.  Under the terms of the Contract which runs through July 1, 2010, the Company will construct and deliver a 500-kW energy-storage unit for operational testing by ONR and then demonstrate the performance and safety attributes of the energy-storage unit. A copy of the Contract is furnished as Exhibit 99.1 to this Current Report.

Item 7.01    Regulation FD Disclosure.

On May 28, 2009, Altair issued a press release announcing signing of the Contract.  A copy of the press release is furnished as Exhibit 99.2 to this Current Report.

The information in this Current Report  (including exhibits 99.1 and 99.2) shall not be deemed to be "filed" for  purposes of Section 18 of the  Securities  Exchange Act of 1934,  as amended  (the  "Exchange  Act"),  or  otherwise  subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended,  or the Exchange Act, except as expressly set forth by specific  reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Contract dated May 22, 2009 with the Office of Naval Research.

99.2
Press release issued by Altair Nanotechnologies, Inc. dated May 28, 2009 entitled “Office of Naval Research awards Altair Nanotechnologies $3.8M contract for second phase of groundbreaking shipboard UPS system.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: May 28, 2009	By:	/s/ John Fallini
John Fallini, Chief Financial Officer

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